COLLATERAL ASSIGNMENT OF 510(k) RIGHTS

THIS ASSIGNMENT is made as of the 15th day of July, 2011, by Alliqua Biomedical, Inc., a Delaware corporation (the “Licensee”), whose address is c/o AquaMed Technologies, Inc., an AlliquaTM Company, 850 Third Avenue, Suite 1801, New York, NY 10022, in favor of Noble Fiber Technologies, LLC, a Pennsylvania limited liability company, successor by merger to Noble Fiber Technologies, Inc. (the “Licensor”), whose address is 300 Palm Street, Scranton, PA 18505.

Recitals

The Licensor and the Licensee have executed an Exclusive License Agreement (as amended or restated from time to time, the “License Agreement”) of even date herewith. Pursuant to the provisions of the License Agreement, the Licensor shall transfer to Licensee, all of Licensor's right, title and interest in the following 510(k) clearances (collectively, together with all amendments, renewals, restatements, and replacements thereto, the “FDA Clearances”):

KO40019 - Silverseal Hydrogel Wound Dressing
KO33900 - Silverseal Hydrocolloid Wound Dressing

To secure the Licensee's obligations under the License Agreement, the Licensee has agreed to secure such obligations in accordance with the provisions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the Borrower hereby agrees as follows:

1. Assignment. To secure the timely payment and performance of the Licensee's obligations under the License Agreement, the Licensee hereby assigns, grants and conveys unto the Licensor, and gives the Licensor security interest in, all of the Borrower's right, title and interest in, under and to the FDA Clearances.

2. Obligations Secured. This Assignment creates a security interest in the FDA Clearances which secures payment and performance of all obligations of any kind now or hereafter due from the Licensee to the Licensor under the License Agreement.

3. Representations of Licensee. The Licensee represents and warrants, as of the execution date and for so long as this Assignment is in effect, shall continue to represent and warrant at all times, that:

(a) Upon the transfer of the FDA Clearances from the Licensor to the Licensee, the Licensee shall be the owner of the FDA Clearances free and clear of all claims, liens, encumbrances and security interests granted by Licensee, except as created hereby.

(b)      The Licensee is authorized to enter into the transactions contemplated herein

(c)      The Licensee's principal place of business and chief executive office is at the location set forth above.

4. Covenants of Licensee. The Licensee, for itself and for its successors and assigns, covenants that:

(a)      It will not sell, assign, endorse, encumber or transfer the FDA Clearances to any person other than the Licensor.

(b)      It will not, without in each case having obtained the prior written consent of the Licensor directly or indirectly consent to amend, modify, cancel, terminate, waive defaults or performance under, fail to enforce or accept any surrender of the FDA Clearances.

(c)      It will perform and observe, or cause to be performed and observed, all of the terms, covenants, and conditions on its part to be performed and observed with respect to the FDA Clearances.

(d)      It will defend the FDA Clearances against the claims of all persons, and it will keep the FDA Clearances free from all claims and security interests.

(e)      It will promptly notify the Licensor in writing of any change in the address or name of the Borrower.

(f)      It will pay all taxes, assessments and other charges of any nature which may be levied or assessed against the FDA Clearances.

(g)      It will immediately notify the Licensor of any default hereunder or under the FDA Clearances.

5.  Default. Any termination of the concurrently executed License Agreement shall constitute an “Event of Default” hereunder.

6.  Remedies.

(a)      Upon the occurrence of any Event of Default, the Licensor's rights with respect to the FDA Clearances shall be those of a secured party under the Uniform Commercial Code and any other applicable law in effect from time to time. The Licensor shall also have any additional rights granted herein and in the License Agreement.

(b)      Upon the occurrence of an Event of Default, the Licensor may transfer the FDA Clearances into the Licensor's name, and the Licensee irrevocably appoints the Licensor as the Licensee's attorney-in-fact to execute any such documents required for any transfer of the FDA Clearances.

(c)      The Licensee shall pay all costs and expenses incurred by the Licensor in enforcing this Assignment, and realizing upon the FDA Clearances.

7.  Miscellaneous.

(a)      The Licensee authorizes the Licensor to file any financing statements relating to the FDA Clearances (without the Licensee's signature thereon) which the Licensor deems appropriate to reflect the security interest granted herein.

(b)      The Licensor shall have no obligation to take and the Licensee shall have the sole responsibility for taking any steps to preserve rights against all prior parties to any portion of the FDA Clearances.

(c)      Waiver of or acquiescence by the Licensor of any default by the Licensee, or failure of the Licensor to insist upon strict performance by the Licensee of any agreements in this Assignment, shall not constitute a waiver of any subsequent or other default or failure, whether similar or dissimilar.

(d)      The rights and remedies of the Licensor under this Assignment are cumulative and are not in lieu of, but are in addition to any other rights or remedies which the Licensor shall have under the License Agreement, or at law or in equity, and may be exercised singularly or concurrently. In the event of any conflict between the terms hereof and of the License Agreement, the agreement giving greater rights or benefits to the Licensor shall govern.

(e) The terms “Licensor” and “Licensee” shall be construed to include the heirs, personal representatives, successors and assigns thereof. The gender and number used in this Assignment are used as a reference term only and shall apply with the same effect whether the parties are of the masculine or feminine gender, corporate or other form, and the singular shall likewise include the plural.

(f) If any term of this Assignment, or the application thereof to any person or circumstances, shall, to any extent, be invalid or unenforceable, the remainder of this Assignment, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected thereby, and each term of this Assignment shall be valid and enforceable to the fullest extent permitted by law.

(g) Any notice, demand, request, or other communication given hereunder or in connection herewith (hereinafter “Notices”) shall be deemed sufficient if in writing and sent by registered or certified mail, postage prepaid, return receipt requested, addressed to the party to receive such Notice at its address first set froth above or at such other address as such party may hereafter designate by Notice given in like fashion. Notices shall be deemed given when mailed.

(h) This Assignment may not be amended, modified or changed, nor shall any waiver of any provision hereof be effective, unless by an instrument in writing and signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought.

(i) This Assignment shall be construed and enforced in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, this Assignment has been duly executed and acknowledged by the Licensor as of the day and year first above written.

NOBLE FIBER TECHNOLOGIES, LLC

/s/ James Walsh
Print Name:	James Walsh
Its:	Manager

ALLIQUA BIOMEDICAL, INC.

/s/ Richard Rosenblum
Print Name:	Richard Rosenblum
Its:	President